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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Lear Corporation's (formerly known as Lear Seating Corporation) previously filed Registration Statements on Form S-8 File Nos. 33-55783, 33-57237, 33-59943, 33-61739, 33-62209, 333-01353, 333-03383, 333-06209, 333-10753,
     333-16413, 333-16415, 333-16341, and Form S-3 File Nos. 33-51317,
     33-47867, 33-61583, 333-05807, 333-05809 and 333-43085.


                                                     /s/ ARTHUR ANDERSEN LLP


Detroit, Michigan
 March 23, 1998.